UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2005

VIA NET.WORKS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands

 (Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On June 28, 2005, VIA NET.WORKS, Inc. (“VIA” or the “Company”) announced the postponement until July 22, 2005 of its Annual and Special meeting of shareholders originally scheduled for June 29, 2005.  The company stated that its board of directors had determined to re-schedule the meeting to permit the Company to seek additional shareholder votes in favor of the proposals put forth to the shareholders.  The rescheduled meeting is to be held on July 22, 2005, beginning at 6:00 p.m. United Kingdom time, at the Hilton hotel at the London Heathrow Airport.

Two of the leading independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., have recommended a vote FOR the approval of all of proposals to be considered, including (i) to approve and adopt the Sale and Purchase Agreement (the “Sale Agreement”), and the sale of substantially all the assets of the Company to Claranet Group Limited; and (ii) to approve and adopt the dissolution and Plan of Complete Liquidation and Dissolution of VIA (the “Plan of Dissolution”).

Based on the proxies submitted to date, the proposals for the Sale Agreement and the Plan of Dissolution have the overwhelming support of the shareholders who have voted, but only one third of the total votes of the outstanding voting shares have been received to date.  VIA reported that its management and proxy solicitor, D.F. King & Co., Inc. will continue their efforts to reach as many of the Company’s shareholders as possible and encourage them to vote their shares.

Also before shareholders are proposals to (i) elect two Class II directors to serve for a three-year term and (ii) authorize the board of directors to amend, at its discretion, VIA’s amended and restated certificate of incorporation to effect a reverse stock split, either a one-for-ten reverse stock split or a one-for-twenty reverse stock split, of all the issued and outstanding shares of VIA’s common stock, par value $0.001 per share, without further approval of shareholders, upon a determination by the board that a reverse stock split is in the best interests of VIA and its shareholders.

The proposal regarding the possible reverse stock split is intended to address VIA’s failure to comply with the $1.00 minimum bid price requirement for continued listing under Nasdaq’s Marketplace Rule 4310(c)(4).  The company anticipates that the reverse split is likely to be sufficient to enable the company to regain compliance with Nasdaq’s minimum bid requirement.

On June 13, 2005, VIA received a Nasdaq Staff Determination indicating that VIA had failed to comply with the $1.00 minimum bid price requirement and that therefore VIA’s common stock is subject to delisting from the Nasdaq SmallCap Market.  VIA has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which has been scheduled for July 28, 2005.  Under Nasdaq rules, the delisting will be deferred until the appeal is resolved.

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

See the disclosure set forth in Item 8.01 above.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press Release issued by VIA NET.WORKS, Inc., dated June 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell Senior Vice President, General Counsel & Secretary

June 28, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by VIA NET.WORKS, Inc., dated June 28, 2005.